                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14)
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12



                         LIONS GATE ENTERTAINMENT CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and
          0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ]  Check box is any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule, or registration statement number:

          (3)  Filing party:

          (4)  Date filed:

                         LIONS GATE ENTERTAINMENT CORP.
              SUITE 3123, THREE BENTALL CENTRE, 595 BURRARD STREET
                      VANCOUVER, BRITISH COLUMBIA V7X 1J1

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 10, 2002
--------------------------------------------------------------------------------

TO OUR SHAREHOLDERS:

Our 2002 annual meeting of shareholders of Lions Gate Entertainment Corp. (the "Company") will be held at the Park Hyatt Hotel, Hazelton Room, 4 Avenue Road, Toronto, Ontario on Tuesday, September 10, 2002, beginning at 11:00 a.m., local time. At the meeting, shareholders will act on the following matters:

1. Receiving the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2002, together with the auditor's report thereon;

2.     Electing directors for the ensuing year;

3. Appointing the auditor of the Company for the ensuing year and to authorize the directors to determine the remuneration to be paid to the auditor; and

4. Transacting such further and other business as may properly come before the meeting and any adjournments thereof.

Shareholders of record at the close of business on July 25, 2002 are entitled to vote at the meeting or any postponement or adjournment.

                                       BY ORDER OF THE BOARD OF DIRECTORS,




                                       /s/ Frank Giustra
                                       FRANK GIUSTRA
                                       Chairman of the Board

Vancouver, British Columbia
July 26, 2002

                      2002 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                         LIONS GATE ENTERTAINMENT CORP.

                                PROXY STATEMENT

This proxy statement is part of a solicitation by the board of directors of Lions Gate Entertainment Corp. and contains information relating to our annual meeting of shareholders to be held on Tuesday, September 10, 2002, beginning at 11:00 a.m., local time, at Park Hyatt Hotel, Hazelton Room, 4 Avenue Road, Toronto, Ontario and to any postponement or adjournment.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during fiscal 2002 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

Only shareholders of record at the close of business on July 25, 2002 (the "Record Date") are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

All shareholders as of the Record Date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name," that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

WHAT CONSTITUTES A QUORUM?

The presence at the meeting, in person or by proxy, of two holders of common shares outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, 43,207,399 common shares were outstanding and entitled to vote and held by approximately 380 shareholders of record.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares. Before the annual meeting, we will select one or more scrutineers. These scrutineers will determine the number of common shares represented at the meeting, the existence of a quorum and the validity of proxies, will count the ballots and votes and will determine and report the results to us.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions in the form required by such broker or nominee, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. If you wish such shares to be voted, you must contact your broker or nominee immediately to ensure that your instructions are properly received and recorded.

WHAT CLASSES OF SHARES CAN BE VOTED?

Each common share outstanding as of the Record Date is entitled to vote on all items being voted on at the annual meeting. On the Record Date, we had 43,207,399 common shares outstanding. In addition, the holders of our Series A preferred shares and Series B preferred shares have certain voting rights with respect to the business described in Proposal 1.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

The enclosed proxy is solicited on behalf of the board of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors set forth with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

     -- FOR the election of the nominated slate of directors (see pages 5 to 7);
        and

     -- FOR the appointment of Ernst & Young LLP as our auditors (see page 8).

The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. If any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

Approval of any item which may properly come before the meeting requires the affirmative vote of a majority of the shares of common stock present or represented by proxy, unless otherwise required by law. Abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval.

WHO PAYS FOR THE PREPARATION OF THE PROXY STATEMENT?

We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third-party agents that are not affiliated with us but who solicit proxies. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our bests interests to do so, we will retain a solicitation firm and pay all costs and expenses associated with retaining this solicitation firm.

MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS?

Yes. For your proposal to be considered for inclusion in our proxy statement for next year's annual meeting, we must receive your written proposal no later than April 17, 2003. You should also be aware that your proposal must comply with U.S. Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals submitted outside the proxy process (i.e., a proposal to be presented at the next annual meeting of shareholders but not submitted for inclusion in our proxy statement for that meeting) must be received by our corporate Secretary no later than July 1, 2003.

In addition, we are required under the laws of our jurisdiction of incorporation to publish in prescribed manner an advance notice of a meeting to elect directors not less than 56 days before it holds such meeting. This advanced notice is to include an invitation for written nominations for directors signed by shareholders holding in aggregate not less than 10% of our common shares. The advanced notice is also to state that any nominations delivered to the registered office not less than 35 days before the meeting date will be included in our proxy statement.

The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is August 6, 2002. You should review this information in conjunction with our 2002 Annual Report to Shareholders, which accompanies this proxy statement. Our head office is located at Suite 3123, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia V7X 1J1, and our telephone number is (604) 609-6100.

                          CURRENCY AND EXCHANGE RATES

All dollar amounts set forth in this proxy statement are in Canadian dollars, except where otherwise indicated. The following table sets forth (1) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of each period indicated; (2) the average exchange rate for such period, based on the rate in effect on the last day of each month during such period; and (3) the high and low exchange rates during such period, in each case based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

                                                 FISCAL YEAR ENDING MARCH 31,
                                      ---------------------------------------------------
                                       2002       2001       2000       1999       1998
                                      -------    -------    -------    -------    -------
Rate at end of period...............  $1.5958    $1.5784    $1.4828    $1.5092    $1.4180
Average rate during period..........   1.5650     1.5041     1.4790     1.5086     1.4060
High rate...........................   1.6128     1.5784     1.5140     1.5770     1.4637
Low rate............................   1.5102     1.4515     1.4470     1.4175     1.3705

On July 2, 2002, the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was Canadian $1.5263 = US$1.00.

                               SECURITY OWNERSHIP

The following table presents certain information about beneficial ownership of our common shares as of July 2, 2002, by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common shares, (2) each director and nominee for director and each officer named on the Executive Officer Compensation Table, and (3) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all common shares shown as beneficially owned by them, subject to community property laws, where applicable.

NAME OF BENEFICIAL OWNER(1)                                   NUMBER OF SHARES      PERCENT OF TOTAL
---------------------------                                   ----------------      ----------------
Capital Research and Management Company.....................      2,879,280(2)             4.4%
Fidelity Management and Research Company....................      6,475,000                9.8
Mark Amin...................................................      3,533,104(3)             5.3
Thomas Augsberger...........................................            nil                  *
Michael Burns...............................................        592,987(4)               *
Drew Craig..................................................         33,333(5)               *
John Dellaverson............................................        245,000(6)               *
Arthur Evrensel.............................................         19,016(7)               *
Jon Feltheimer..............................................        657,321(8)               *
Frank Giustra...............................................      3,257,401(9)             4.9
Doug Holtby.................................................         16,666(10)              *
Joe Houssian................................................         33,333(11)              *
Gordon Keep.................................................        283,878(12)              *
Howard Knight...............................................         50,000(13)              *
Morley Koffman..............................................         55,000(14)              *
Patrick Lavelle.............................................         34,333(15)              *
Andre Link..................................................      1,138,031(16)            1.7
Harald Ludwig...............................................        241,000(17)              *
G. Scott Paterson...........................................        200,000(18)              *
E. Duff Scott...............................................         16,666(19)              *
Harry Sloan.................................................         16,666(20)              *
Marni Wieshofer.............................................        125,000(21)              *
All executive officers and directors as a group (20
  persons)..................................................     10,648,735               16.1

---------------

*  Less than 1%

(1) The address for the listed beneficial owners are as follows: for Capital Research and Management Company, 333 South Hope St., Los Angeles, California 90071; for Fidelity Management and Research Company, 82 Devonshire St., Boston, Massachusetts 02109-3614; for each other listed individual, c/o the Company, Suite 3123, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, V7X 1J1.

(2) Includes (a) 558,000 shares from the possible conversion of the Series A preferred shares and (b) 237,150 shares from warrants exercisable into shares.

(3) Includes 125,000 shares subject to options exercisable on or before August 31, 2002.

(4) Includes (a) 175,000 shares subject to options exercisable on or before August 31, 2002, (b) 105,000 shares from the possible conversion of the Series A preferred shares and (c) 43,987 shares from warrants exercisable into shares.

(5) Includes 33,333 shares subject to options exercisable on or before August 31, 2002.

(6) Includes 100,000 shares subject to options exercisable on or before August 31, 2002.

(7) Includes 16,666 shares subject to options exercisable on or before August 31, 2002.

(8) Includes (a) 456,333 shares subject to options exercisable on or before August 31, 2002, (b) 107,000 shares from the possible conversion of the Series A preferred shares and (c) 43,988 from warrants exercisable into shares.

(9) Includes (a) 250,000 shares subject to options exercisable on or before August 31, 2002 and (b) 450,000 common shares not beneficially owned by Mr. Giustra but for which he retains voting control.

(10) Includes 16,666 shares subject to options exercisable on or before August 31, 2002.

(11) Includes 33,333 shares subject to options exercisable on or before August 31, 2002.

(12) Includes (a) 175,000 shares subject to options exercisable on or before August 31, 2002, (b) 24,691 shares from the possible conversion of a debenture, (c) 23,115 shares from the possible conversion of a debenture owned by his spouse, and (d) 53,000 shares held by his spouse. Mr. Keep disclaims beneficial ownership of the 23,115 shares from the debentures and the 53,000 shares held by his spouse.

(13) Includes 50,000 shares subject to options exercisable on or before August 31, 2002.

(14) Includes 50,000 shares subject to options exercisable on or before August 31, 2002.

(15) Includes (a) 33,333 shares subject to options exercisable on or before August 31, 2002 and (b) 1,000 shares held by his spouse. Mr. Lavelle disclaims beneficial ownership of the 1,000 shares held by his spouse.

(16) Includes (a) 50,000 shares subject to options exercisable on or before August 31, 2002 and (b) 1,088,031 shares held by Cinepix Inc., which is 50% owned by Mr. Link.

(17) Includes 50,000 shares subject to options exercisable on or before August 31, 2002.

(18) Includes 50,000 shares subject to options exercisable on or before August 31, 2002.

(19) Includes 16,666 shares subject to options exercisable on or before August 31, 2002.

(20) Includes 16,666 shares subject to options exercisable on or before August 31, 2002.

(21) Includes 125,000 shares subject to options exercisable on or before August 31, 2002.

                                   PROPOSAL 1

            ELECTION OF DIRECTORS; NOMINEES AND CONTINUING DIRECTORS

The size of our board of directors is currently fixed at eighteen directors and is limited by our articles of incorporation to a minimum of five directors and a maximum of eighteen directors. The directors have resolved to fix the number of directors for the ensuing year at eighteen. At our annual and extraordinary meeting held on September 26, 2000, the shareholders approved certain amendments to our articles, which included the creation of special rights and restrictions attached to our Series A preferred shares. Among the rights conferred to holders of the Series A preferred shares is the right to elect three members of our board of directors, and a further right to nominate a Canadian resident for election to our board of directors by the holders of common shares. Our articles also provide that the holder of our Series B preferred shares is entitled to elect one member of the board of directors, who shall be Mark Amin (and only Mark Amin), so long as any Series B preferred shares are outstanding and Mr. Amin is legally qualified to serve on the board of directors. The holders of Series A preferred shares have elected Harry Sloan, Thomas Augsberger and Howard Knight, all of whom will serve as directors effective September 10, 2002, and each will continue to serve as such until our 2003 annual meeting of shareholders, or until his successor is duly elected or appointed. Further, the holders of Series A preferred shares have nominated E. Duff Scott to stand for election to the board of directors. Mr. Amin, as the sole holder of Series B preferred shares, has elected himself as a director, and will continue to serve as such until our 2003 annual meeting of shareholders, subject to the terms of our articles.

Set forth below is certain information concerning our current directors standing for re-election.

NAME AND PLACE OF RESIDENCE                   POSITION                                      AGE(1)
---------------------------                   --------                                      ------
Mark Amin(4)..............................    Vice Chairman and Director                        52
Los Angeles, California
Thomas Augsberger.........................    Director                                          39
Los Angeles, California
Michael Burns.............................    Vice Chairman and Director                        43
Los Angeles, California
Drew Craig................................    Director                                          43
Calgary, Alberta
Arthur Evrensel...........................    Director                                          44
North Vancouver, British Columbia
Jon Feltheimer............................    Chief Executive Officer and Director              50
Los Angeles, California
Frank Giustra(3)(4).......................    Chairman and Director                             44
West Vancouver, British Columbia
Douglas Holtby(2).........................    Director                                          55
West Vancouver, British Columbia
Joe Houssian..............................    Director                                          53
West Vancouver, British Columbia
Gordon Keep...............................    Senior Vice President, Secretary and
Vancouver, British Columbia                   Director                                          45
Howard Knight(2)(3).......................    Director                                          60
Stamford, Connecticut
Morley Koffman(2)(4)......................    Director                                          72
Vancouver, British Columbia
Patrick Lavelle(3)........................    Director                                          63
Toronto, Ontario
Andre Link................................    President and Director                            69
Montreal, Quebec
Harald Ludwig(3)..........................    Director                                          47
West Vancouver, British Columbia
G. Scott Paterson(2)(4)...................    Director                                          38
Toronto, Ontario

NAME AND PLACE OF RESIDENCE                   POSITION                                      AGE(1)
---------------------------                   --------                                      ------
E. Duff Scott(4)..........................    Director                                          65
Toronto, Ontario
Harry Sloan...............................    Director                                          52
Bel Air, California

---------------

(1) As of July 2, 2002.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Member of Corporate Governance Committee.

NOMINEES FOR DIRECTORS

The nominees of our management set out below, if elected at the annual meeting, will serve until our 2003 annual meeting of shareholders, or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with our bylaws.

The following nominees have consented to serve on our board of directors and the board of directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the board of directors has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Michael Burns. Mr. Burns has been our Vice Chairman since March 2000. From 1991 to March 2000, Mr. Burns served as Managing Director and Head of Prudential Securities Inc.'s Los Angeles Investment Banking Office. Mr. Burns became a director in August 1999. Mr. Burns is Chairman and a director of Novica.com.

Drew Craig. Mr. Craig became a director in September 2000. Mr. Craig has served as President of Craig Broadcast Systems Inc., a broadcasting company, since September 1997 and prior thereto was a Vice President from 1985 to 1997.

Arthur Evrensel. Mr. Evrensel became a director in September 2001. Mr. Evrensel has been a partner with the law firm of Heenan Blaikie LLP since 1992.

Jon Feltheimer. Mr. Feltheimer has been our Chief Executive Officer since March 2000. From 1997 to 1999, Mr. Feltheimer served as Executive Vice President of Sony Pictures Entertainment. From 1995 to 1997, Mr. Feltheimer served as President of Columbia Tri-Star Television Group. Mr. Feltheimer became a director in January 2000.

Frank Giustra. Mr. Giustra has been our Chairman since April 1997. From 1995 to December 1996, Mr. Giustra served as Chairman and Chief Executive Officer of Yorkton Securities Inc., an investment banking firm. Mr. Giustra became a director in April 1997. Mr. Giustra is a director and a member of the audit committee of Wheaton River Minerals Ltd.

Douglas M. Holtby. Mr. Holtby has been a director since November 2001. From 1989 to 1996, Mr. Holtby was President, Chief Executive Officer and a director of WIC Western International Communications Ltd., one of Canada's largest broadcast companies. During that same period Mr. Holtby was also Chairman of Canadian Satellite Communications Inc. and a director of CTV Television Network. Mr. Holtby is currently a director and a member of the audit committee of Cinar Corporation.

Joe Houssian. Mr. Houssian has been a director since October 2000. Mr. Houssian has been Chairman, President & Chief Executive Officer and a Director of Intrawest Corporation, a developer and operator of mountain resorts, since 1975. Mr. Houssian is a director and a member of the governance committee of Versacold Corporation.

Gordon Keep. Mr. Keep has been our Senior Vice President since October 1997. From 1987 to October 1997, Mr. Keep served as Vice President, Corporate Finance of Yorkton Securities Inc. Mr. Keep has been a director since June 2000. Mr. Keep is a director, President and a member of the audit committee of Dunsmuir Ventures Ltd. and EAGC Ventures Corp.

Morley Koffman. Mr. Koffman has been a director since November 1997. Mr. Koffman is a partner with the law firm of Koffman Kalef, where he has practiced since 1993. Mr. Koffman is a director and a member of the audit committee of Anthem Properties Corp. and USFreightways Corporation and a director and the Chairman of the corporate governance committee of Ainsworth Lumber Co. Ltd.

Patrick Lavelle. Mr. Lavelle has been a director since October 2000. Mr. Lavelle was Chairman and a director of Export Development Corporation, a commercial financial institution, from December 1997 to January 2002. From 1994 to December 1997, Mr. Lavelle served as Chairman of the Business Development Bank of Canada. Mr. Lavelle is a director of Canadian Bank Note Company Limited, a director of Westport Innovations Inc., a director and a member of the audit committee of Slater Steel Inc., a director and a member of the corporate governance, audit and compensation committees of Algoma Steel and a director and a member of the audit and compensation committees of Tahera.

Andre Link. Mr. Link has been our President since April 2000. Since 1962, Mr. Link has been Chief Executive Officer of Lions Gate Films Corp. Mr. Link has been a director since November 1997.

Harald Ludwig. Mr. Ludwig has been a director since November 1997. Since 1985, Mr. Ludwig has served as President of Macluan Capital Corporation, a leveraged buy-out company. Mr. Ludwig is a director and a member of the compensation committee of West Fraser Timber Limited and a director of SVC Second Venture Capital Corp.

G. Scott Paterson. Mr. Paterson has been a director since November 1997. Mr. Paterson is currently a merchant banker and venture capitalist. From October 1998 to December 2001 Mr. Paterson served as Chairman and Chief Executive Officer of Yorkton Securities Inc. From May 1997 to October 1998, Mr. Paterson served as President of Yorkton. From May 1995 to May 1997, Mr. Paterson served as Executive Vice President of Yorkton. In December 2001, Mr. Paterson entered into a Settlement Agreement with the Ontario Securities Commission (the "Commission") in connection with conduct that was agreed to be contrary to the public interest in connection with certain corporate finance and trading activities engaged in by Mr. Paterson and the investment dealer with which he was associated. Under the Settlement Agreement, Mr. Paterson agreed that he could not be registered under the Securities Act of Ontario until December 17, 2003, made a voluntary payment to the Commission of one million dollars, agreed to a cease trade order for a period of six months and was reprimanded, among other terms and conditions. There were no allegations of securities law breaches. No restrictions were imposed on Mr. Paterson regarding his capacity to act as an officer and/or director of public companies.

E. Duff Scott. Mr. Scott has been a director since September 2001. Mr. Scott has served as Chairman and a nominating committee member of QLT Inc., a biotechnology company, since 1991 and as President of Multibanc Financial Services. Mr. Scott served as Chairman of Peoples Jewelers from 1993 to 1998. Mr. Scott is a director, audit and compensation committee member of The Becker Milk Company Ltd. and Perle Systems Inc. Mr. Scott is a director, audit, compensation and corporate governance member of Simmons Canada Inc. Mr. Scott is a director and audit committee member of B Split Corp., Telco Corp., Aberdeen Asia Pacific Income Investment Company and Aberdeen Global Income Fund Inc.

ELECTED AS DIRECTORS

The following individuals have been elected by the holders of our Series A preferred shares and Series B preferred shares under the terms of our articles, as described above.

Mark Amin. Mr. Amin has been our Vice Chairman since October 2000. From 1984 to October 2000, Mr. Amin served as Chief Executive Officer or Chairman of Trimark, which he founded. Mr. Amin became a director in October 2000.

Thomas Augsberger. Mr. Augsberger has been a director since June 2002. Mr. Augsberger is a consultant and independent television and film producer through his company Eden Rock Media. From 1996 to 2002, Mr. Augsberger was a partner with Key Entertainment, an independent production, financing and foreign sales business.

Howard A. (Woody) Knight. Mr. Knight has been a director since January 2000. Mr. Knight is currently an independent director and management consultant. Prior to January 2002, Mr. Knight served as a director of SBS Broadcasting SA, a European commercial television and radio broadcasting company, for more than five years, and was employed by SBS in a variety of senior executive positions, including that of Vice Chairman and Chief Operating Officer. Mr. Knight is a director of Aberdeen Australia Equity Fund Inc. and a director of Aberdeen Asia-Pacific Income Fund Inc.

Harry Sloan. Mr. Sloan has been a director since September 2001. Mr. Sloan has served as Chairman of the Board and a director of SBS Broadcasting SA since January 1993.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

                                   PROPOSAL 2

                            APPOINTMENT OF AUDITORS

Ernst & Young LLP will be nominated at the annual meeting for re-appointment as auditors of the Company at a remuneration to be fixed by the board of directors. Ernst & Young LLP have been our auditors since August 2001.

PricewaterhouseCoopers LLP ("PwC") were our auditors for the fiscal year ended March 31, 2001 and had been our auditors since November 1997. On July 29, 2001, the board of directors, upon the recommendation of the Audit Committee and the Company's senior management, requested the resignation of PwC as the Company's auditors effective as of July 24, 2001.

PwC's reports on the consolidated financial statements for fiscal years ended March 31, 2001 and 2000 did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles. In addition, there were no disagreements within the meaning of Item 304(a)(1)(iv) of the Securities and Exchange Commission Regulation S-K for the fiscal years ended March 31, 2001 and 2000 and the interim period ending July 29, 2001.

PwC has advised the Company and the Audit Committee of the following matters under Item 304(a)(1)(v):

1. The Company does not presently have procedures that are effective in ensuring that the information relevant to international sales revenue recognition is collected and reported to ensure that the timing of certain revenue recognition is appropriate.

2. A number of material adjustments recorded by management were identified by the auditors during the audit. The auditors advised that while internal controls over systems were adequate, lack of timely monitoring controls over systems output and accounting entries, such as reconciliations of account balances, analysis and review of transactions, balances and adjustments, may have contributed to the number of adjustments. The auditors have advised that they were not able to determine whether the matters raised were related solely to significant events that occurred during the year ended March 31, 2001 as the auditors were dismissed upon completion of the audit for the year ended March 31, 2001.

3. The Company should undertake additional training and support of its accounting employees and management to ensure employees and management are able to fulfill their assigned functions.

In response to PwC's comment 1, the Company continues to monitor its international sales revenue recognition practices in light of the Company's ongoing development.

In response to PwC's comment 2, the Company notes again that PwC advised the Audit Committee at the conclusion of its audit that the internal controls at the Company were adequate, however, management acknowledges that certain processes could be improved upon. The Company is committed to a strong internal control environment and related processes.

In response to PwC's comment 3, the Company notes that in fiscal 2001 it had grown substantially and as the Company continues to grow, it will continue to hire and train staff to support the accounting function.

The Company has filed PwC's letter to the SEC and Canadian commissions as an Exhibit to its Report on Form 8-K/A filed September 4, 2001.

The board of directors hired Ernst & Young LLP to replace PwC as the Company's independent auditors effective August 18, 2001.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to address the audience of the meeting and will be available to answer appropriate questions from shareholders.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP, CHARTERED ACCOUNTANTS, AS THE AUDITORS OF THE COMPANY TO HOLD OFFICE UNTIL THE CLOSE OF THE NEXT ANNUAL MEETING, OR UNTIL A SUCCESSOR IS APPOINTED, AT A REMUNERATION TO BE DETERMINED BY THE DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THEIR APPOINTMENT.

                INFORMATION REGARDING THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors held a total of eight meetings in fiscal 2002 and took a number of actions by unanimous written consent. Except for Mr. Kloiber and Mr. Houssian, each director attended at least 75% of the total number of meetings of the board of directors and committees on which he served.

BOARD COMMITTEES AND RESPONSIBILITIES

The board of directors has a standing Audit Committee, Compensation Committee and Corporate Governance Committee. Messrs. Knight, Holtby, Koffman and Paterson are the current members of our Audit Committee and all the members are independent directors. This committee held six meetings during fiscal 2002. The duties and responsibilities of the Audit Committee include (i) recommending to the board of directors the appointment of our auditors and any termination of our auditors, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The Audit Committee is governed by a written charter approved by our board of directors.

Messrs. Giustra, Knight, Lavelle and Ludwig are the current members of our Compensation Committee. This committee held three meetings during fiscal 2002. The Compensation Committee reviews and approves the compensation of our chief executive officer, administers our Plan and periodically reviews the adequacy and form of compensation of directors.

Messrs. Amin, Giustra, Koffman, Paterson and Scott are the current members of our Corporate Governance Committee, which held three meetings during fiscal 2002. The Corporate Governance Committee is responsible for developing our corporate governance system and for reviewing proposed new members of our board of directors.

DIRECTOR COMPENSATION

Persons elected at our annual meetings as directors and who hold no executive office with us or any of our affiliates are entitled to receive an annual retainer of $5,000 and a further retainer of $2,500 if such director acts as a chairman of a committee of directors. Also, each non-executive director is entitled to receive a fee of $500 per meeting of the directors or any committee thereof, and to be reimbursed for reasonable fees and expenses incurred in connection with their service as directors. During the last fiscal year, 13 directors received the annual retainer. Non-employee directors are granted options to purchase 50,000 common shares when they join the board of directors. In fiscal 2002 we granted options to purchase 200,000 common shares to persons who served as directors during that period pursuant to our Employees' and Directors' Equity Incentive Plan.

                                   MANAGEMENT

The following is a list of our executive officers followed by their biographical information (other than Messrs. Burns, Feltheimer, Keep and Link whose biographical information appears on pages 6 to 7).

NAME                                          AGE(1)   POSITION
----                                          ------   --------
Michael Burns...............................    43     Vice Chairman
John Dellaverson............................    55     Executive Vice President
Jon Feltheimer..............................    50     Chief Executive Officer
James Keegan................................    44     Chief Administrative Officer
Gordon Keep.................................    45     Senior Vice President and Secretary
Wayne Levin.................................    38     Executive Vice President, Legal & Business
                                                       Affairs
Andre Link..................................    69     President
Marni Wieshofer.............................    38     Chief Financial Officer

---------------

(1) As of July 2, 2002.

John Dellaverson. Mr. Dellaverson has been our Executive Vice President since April 2000. Before joining us, Mr. Dellaverson was a partner at Loeb & Loeb LLP, a law firm based in Los Angeles, California. Mr. Dellaverson, who is currently Of Counsel, has practiced at Loeb & Loeb since 1981.

James Keegan. Mr. Keegan has been our Chief Administrative Officer since April 2002. From September 1998 to April 2002, Mr. Keegan was the Chief Financial Officer of Artisan Entertainment. From April 1989 to March 1990, he was Controller of Trimark Pictures and from March 1990 to August 1998, he was the Chief Financial Officer of Trimark Pictures.

Wayne Levin. Mr. Levin has been our Executive Vice President, Legal and Business Affairs since November 2000. From September 1996 to November 2000, Mr. Levin was General Counsel and Vice President for Trimark Pictures, Inc. and from 1991 to September 1996 was Senior Partner of the Law Offices of Wayne Levin.

Marni Wieshofer. Ms. Wieshofer has been our Chief Financial Officer since April 1999. From February 1999 to April 1999, Ms. Wieshofer was our Vice President, Finance. From October 1995 to January 1999, Ms. Wieshofer served as Vice President, Finance of Alliance Atlantis Communications, an entertainment company.

APPOINTMENT OF EXECUTIVE OFFICERS

Our officers are appointed and, subject to employment agreements, serve at the discretion of our board of directors.

                             EXECUTIVE COMPENSATION

The following table summarizes the compensation paid or accrued to our Chief Executive Officer and our four next most highly compensated executive officers who served as executive officers and whose salary plus bonus exceeded $100,000 (the "Named Executive Officers"). The position identified in the table for each person is their current position with us unless we indicate otherwise.

                           SUMMARY COMPENSATION TABLE

                                                                                                           LONG TERM
                   OFFICER                                          ANNUAL COMPENSATION                 COMPENSATION(1)
 -------------------------------------------------------------------------------------------------------------------------
 -------------------------------------------------------------------------------------------------------------------------
                                                                                        OTHER
                                                                                       ANNUAL             SECURITIES
                                                           SALARY       BONUS       COMPENSATION      UNDERLYING OPTIONS
              NAME AND POSITION                 YEAR        ($)          ($)             ($)                  (#)
-------------------------------------------------------------------------------------------------------------------------
  Jon Feltheimer,                               2002     1,174,125     234,825             --                375,000(2)
  Chief Executive Officer(3)(4)                 2001       846,000     376,000          9,289              1,000,000
                                                2000        65,077     125,333          1,321              1,375,000(2)
-------------------------------------------------------------------------------------------------------------------------
  Mark Amin,                                    2002       782,750          --             --                     --
  Vice Chairman(3)(5)                           2001       365,785          --             --              1,360,000
                                                2000            --          --             --                     --
-------------------------------------------------------------------------------------------------------------------------
  Michael Burns,                                2002       469,650     156,550             --                375,000(2)
  Vice Chairman(3)(6)                           2001       752,000     520,384             --                     --
                                                2000        62,667     125,333          6,072              1,425,000(2)
-------------------------------------------------------------------------------------------------------------------------
  John Dellaverson,                             2002       469,650          --             --                     --
  Executive Vice President(3)(7)                2001       376,000          --             --                100,000
                                                2000        17,113      37,600             --                     --
-------------------------------------------------------------------------------------------------------------------------
  Marni Wieshofer,                              2002       391,375          --         93,930                     --
  Chief Financial Officer(8)                    2001       382,333      37,600             --                 75,000
                                                2000       175,555          --             --                100,000
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) We have not granted any Restricted Shares Awards or LTIPs to any of the Named Executive Officers.

(2) Messrs. Feltheimer and Burns cancelled 375,000 stock options previously granted in fiscal 2000 and were issued 375,000 equivalent SARs in fiscal 2002 to replace the stock options.

(3) The Named Executive Officer is compensated in U.S. dollars. The figures presented are converted to Canadian dollars at a rate of 1.5655 Canadian dollars per U.S. dollar.

(4) Mr. Feltheimer was appointed Chief Executive Officer on March 21, 2000.

(5) Mr. Amin was appointed Vice Chairman on October 13, 2000.

(6) Mr. Burns was appointed Vice Chairman on March 21, 2000.

(7) Mr. Dellaverson was appointed Executive Vice President on April 28, 2000.

(8) Ms. Wieshofer was compensated in Canadian and U.S. dollars. The figures presented are converted to Canadian dollars at a rate of 1.5655 Canadian dollars per U.S. dollar.

STOCK OPTION GRANTS

The following table provides details regarding stock option grants to our Named Executive Officers in fiscal 2002 pursuant to our Plan.

                       OPTION/SARS GRANTS -- FISCAL 2002

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                    NUMBER OF       % OF TOTAL
                                    SECURITIES     OPTIONS/SARS
                                    UNDERLYING      GRANTED TO
                                   OPTIONS/SARS     EMPLOYEES       EXERCISE
                                     GRANTED        IN FISCAL       PRICE PER       EXPIRATION
             NAME                      (#)             YEAR           SHARE            DATE
-------------------------------------------------------------------------------------------------
  Michael Burns                      375,000(1)         27%          $US5.00      January 5, 2005
-------------------------------------------------------------------------------------------------
  Jon Feltheimer                     375,000(1)         27%          $US5.00      January 5, 2005
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

---------------------------------------------------------
---------------------------------------------------------
                                    POTENTIAL REALIZABLE
                                      VALUE AT ASSUMED
                                      ANNUAL RATES OF
                                           STOCK
                                     PRICE APPRECIATION
                                            FOR
                                        OPTION TERM
                                   ---------------------
             NAME                   5%               10%
---------------------------------------------------------
  Michael Burns                    NIL              NIL
---------------------------------------------------------
  Jon Feltheimer                   NIL              NIL
---------------------------------------------------------
---------------------------------------------------------

(1) Messrs. Feltheimer and Burns cancelled 375,000 stock options previously granted in fiscal 2000 and were issued 375,000 equivalent SARs in fiscal 2002 to replace the stock options.
OPTION EXERCISES AND HOLDINGS
The following table provides information for the Named Executive Officers concerning options they exercised during fiscal 2002 and unexercised options that they held at the end of fiscal 2002.
AGGREGATED OPTION/SARS EXERCISES IN FISCAL 2002 AND FISCAL YEAR-END OPTION/SARS
                                     VALUES

  -------------------------------------------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------------------------------------------
                                                                        NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED            IN-THE-MONEY
                                      SECURITIES                       OPTIONS/SARS AT FY-END       OPTIONS/SARS AT FY-END
                                      ACQUIRED ON        VALUE       EXERCISABLE/ UNEXERCISABLE   EXERCISABLE/ UNEXERCISABLE
               NAME                  EXERCISE (#)     REALIZED ($)               (#)                          (#)
-------------------------------------------------------------------------------------------------------------------------
  Jon Feltheimer                          --              --           456,333      1,906,667                 --
-------------------------------------------------------------------------------------------------------------------------
  Michael Burns                           --              --           158,333      1,266,667                 --
-------------------------------------------------------------------------------------------------------------------------
  Marni Wieshofer                         --              --           125,000         50,000                 --
-------------------------------------------------------------------------------------------------------------------------
  John Dellaverson                        --              --           100,000             --                 --
-------------------------------------------------------------------------------------------------------------------------
  Mark Amin                               --              --           125,000      1,235,000                 --
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

During fiscal 2002 we were a party to an employment agreement with each of the Named Executive Officers.

Jon Feltheimer. We entered into an employment agreement with Mr. Feltheimer effective January 1, 2001, which provides that he will serve as Chief Executive Officer for an initial term that ends March 31, 2004. Mr. Feltheimer's annual base salary under his agreement is US$750,000. Mr. Feltheimer is also entitled to an annual discretionary bonus determined by the board of directors. In addition, Mr. Feltheimer will receive a stock price bonus of US$1,000,000 if our share price exceeds US$6.00 for a consecutive six-month period during the term. If he terminates his employment for "Good Reason," which includes a change of control, he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the employment agreement. Upon a change of control, 50% of his unvested options vest immediately if the share price is below US$4.00 and 100% of his options vest immediately if the share price exceeds US$4.00.

Mark Amin. We have entered into an employment agreement with Mr. Amin effective October 13, 2000, which provides that he will serve as our Vice Chairman and Chairman of CinemaNow, Inc. for an initial term that ends October 13, 2003. Mr. Amin's annual base salary under his agreement is US$500,000 and included a forgiveness of a loan by Trimark of approximately US$795,000. Mr. Amin's contract has no change of control provision and if terminated without cause he is entitled to a lump sum payment equal to the balance of his compensation under the agreement and his options will continue in full force and effect for the balance of their term.

Michael Burns. We entered into an employment agreement with Mr. Burns effective April 1, 2002, which provides that he serve as Vice Chairman for an initial one-year term. The agreement entitles him to receive an annual base salary of US$300,000 and a bonus based on certain parameters set by management.

John Dellaverson. We have entered into an employment agreement with Mr. Dellaverson effective April 1, 2001, which provides that he will serve as Executive Vice President for an initial term that ends April 1, 2003. Mr. Dellaverson's annual base salary under his agreement is US$300,000. Mr. Dellaverson is also entitled to a bonus of 20% of any amount by which the CineGate joint venture's net income exceeds US$1.5 million. Mr. Dellaverson's contract has no change of control provisions and if terminated without cause he is entitled to continue to receive his salary and benefits.

Marni Wieshofer. We have entered into an employment agreement with Ms. Wieshofer effective August 26, 2000, which provides that she will serve as Chief Financial Officer for an initial term that ends August 26, 2003. Ms. Wieshofer's annual salary under her agreement is US$310,000. If a change of control occurs all of her options will vest immediately.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

While Lions Gate was a foreign private issuer, our officers, directors and 10% beneficial owners were exempt from Section 16 of the Securities Exchange Act of 1934. Before the end of fiscal 2001, we became a domestic issuer. The following individuals filed a Form 3 later than the tenth day after we became a domestic issuer: Mark Amin, Bill Boersma, Michael Burns, Drew Craig, John Dellaverson, Jon Feltheimer, Frank Giustra, Joe Houssian, Gordon Keep, Herbert Kloiber, Howard Knight, Morley Koffman, Patrick Lavelle, Wayne Levin, Andre Link, Harald Ludwig, James Nicol, G. Scott Paterson, Julie Rennie, Marni Wieshofer and Cami Winikoff.

            AUDIT COMMITTEE REPORT -- COMPENSATION COMMITTEE REPORT
                               PERFORMANCE GRAPH

The following Report of the Audit Committee, Report of the Compensation Committee and Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports or the performance graph by reference in that filing.

                         REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are each a non-employee member of our board of directors and are independent from our management as defined by the listing standards of the American Stock Exchange. The board of directors has adopted a written charter for the Audit Committee. The Audit Committee oversees our processes related to financial reporting, internal control, auditing and regulatory compliance activities on behalf of our board of directors. The Audit Committee also recommends to the board of directors the selection of independent auditors. The Audit Committee's role is limited to this oversight. Management and our independent auditors are responsible for planning or conducting audits, determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and assuring compliance with applicable laws and regulations and our business conduct guidelines.

In performing its oversight function, the Audit Committee reviewed and discussed our fiscal year ended March 31, 2002 audited consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, which relates to the conduct of our audit, including our auditors' judgment about the quality of the accounting principles applied in our fiscal 2002 audited financial statements. The Audit Committee received the written disclosures and the letter from our independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with our auditors their independence from management and us. When considering the independent auditors' independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to the independent auditors for non-audit services.

The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee held six meetings during fiscal 2002.

Based upon the reports and discussions described in this report, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of Ernst & Young LLP as our independent auditors for fiscal 2003.

                              The Audit Committee
                           Howard A. Knight, Chairman
                               Douglas M. Holtby
                                 Morley Koffman
                               G. Scott Paterson

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee consists of Messrs. Giustra, Knight, Lavelle and Ludwig, each of whom is a non-employee director. The Compensation Committee determines the Chief Executive Officer's salary and the equity awards for all executive officers. The Compensation Committee may consider other forms of compensation, both short-term and long-term, in addition to those described below. Our executive compensation program is designed to attract, retain and motivate the senior executive talent required to ensure our success. The program also aims to support the creation of shareholder value and ensure that pay is consistent with performance.

Base Salary. In fiscal 2002, the Compensation Committee negotiated an employment agreement with Mr. Feltheimer, our Chief Executive Officer. See "Employment Contracts." In determining his compensation, the Compensation Committee considered Mr. Feltheimer's experience and responsibilities, as well as other subjective factors. Mr. Feltheimer established the base compensation paid to our other executives in fiscal 2002.

Equity-Based Compensation. The Compensation Committee believes in linking long-term incentives to an increase in stock value as it awards stock options at the fair market value or higher on the date of grant that vest over time. The Compensation Committee believes that stock ownership in the Company is a valuable incentive to executives that (1) aligns their interests with the interests of shareholders as a whole, (2) encourages them to manage the Company in a way that seeks to maximize its long-term profitability, and (3) encourages them to remain an employee of the Company. Generally the Plan requires vesting over a three-year period. Some options are also subject to market price targets being met prior to vesting.

The Deductibility of Executive Compensation. Section 162(m) of the U.S. Internal Revenue Code does not permit us to deduct cash compensation in excess of US$1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers during any taxable year, unless such compensation meets certain requirements. We believe that the Plan complies with the rules under Section 162(m) for treatment as performance-based compensation, allowing us to deduct fully compensation paid to executives under the Plan.

                           The Compensation Committee

                            Frank Giustra, Chairman
                                 Howard Knight
                                Patrick Lavelle
                                 Harald Ludwig

                               PERFORMANCE GRAPH

The following graph compares our cumulative total shareholder return with those of the TSE 300 Total Return Index and the TSE Cable and Entertainment Total Return Index for the period commencing November 17, 1997 (the first day of trading of our common shares on the Toronto Stock Exchange) and ending March 31, 2002. All values assume that $100 was invested on November 13, 1997 in our common shares and each applicable index and all dividends were reinvested. Note:
We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

-----------------------------------------------------------------------------------------------------
             COMPANY/ INDEX                11/17/97   3/31/98   3/31/99   3/31/00   3/31/01   3/31/02
-----------------------------------------------------------------------------------------------------
  Lions Gate Entertainment                   100         81        53        54        31        42
-----------------------------------------------------------------------------------------------------
  TSE 300 Total Return Index                 100        117       104       151       123       129
-----------------------------------------------------------------------------------------------------
  TSE Cable & Ent. Total Return Index        100        123       221       272       208       195
-----------------------------------------------------------------------------------------------------

                            CUMULATIVE TOTAL RETURNS
          Assuming an Investment of $100 and Reinvestment of Dividends

                                    (Graph)

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Giustra served as a member of the Compensation Committee during fiscal 2002 and was formerly our Chief Executive Officer. Mr. Giustra's tenure as Chief Executive Officer ended on March 21, 2000. No member of our Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In February, 1995, the Toronto Stock Exchange Committee on Corporate Governance in Canada issued its final report (the "TSE Report") which included proposed guidelines for effective corporate governance. These guidelines, which are not mandatory and are in the process of being amended, deal with the constitution of boards of directors and board committees, their functions, their independence from management and other means of addressing corporate governance practices. The Toronto Stock Exchange has, in accordance with the recommendation contained in the TSE Report, imposed a disclosure requirement on every listed company incorporated in Canada or a province of Canada to disclose on an annual basis its approach to corporate governance with reference to the guidelines set out in the TSE Report. Our board of directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. However, given the history and nature of our development, not all of the recommendations contained in the TSE Report have been followed. Listed below are the 14 guidelines proposed by the TSE Report and a brief discussion of our compliance with the guidelines.

1. Board should explicitly assume responsibility for stewardship of the Corporation, and specifically for adoption and approval of a strategic planning process, identification of principal risks, succession planning and monitoring, communications policy and integrity of internal control and management information systems.

    Our board of directors is responsible for the overall stewardship of the Company, planning, directing, and dealing with issues which are pivotal to determining corporate strategy and direction. The board of directors considers management development and succession programs, strategic business developments such as significant acquisitions, and financing proposals, including the issuance of shares and other securities, as well as those matters requiring board of directors approval by law.

2. Majority of directors should be "unrelated" (free from conflicting interest).

    Our board of directors has eighteen members, of whom thirteen are independent and unrelated and five are senior management of the Company and one of its subsidiaries. As a result, a majority of the members of the board of directors are unrelated members.

3. Disclose for each director whether he or she is related, and how that conclusion was reached.

The board of directors is made up of:


    ------------------------------------------------------------------------------------------------------
      Mark Amin                                        Related as Vice Chairman
    ------------------------------------------------------------------------------------------------------
      Thomas Augsberger                                Unrelated
    ------------------------------------------------------------------------------------------------------
      Michael Burns                                    Related as Vice Chairman
    ------------------------------------------------------------------------------------------------------
      Drew Craig                                       Unrelated
    ------------------------------------------------------------------------------------------------------
      Arthur Evrensel                                  Related as a partner of Heenan Blaikie LLP,
                                                       Canadian Counsel to the Company
    ------------------------------------------------------------------------------------------------------
      Jon Feltheimer                                   Related as Chief Executive Officer
    ------------------------------------------------------------------------------------------------------
      Frank Giustra                                    Unrelated
    ------------------------------------------------------------------------------------------------------
      Douglas Holtby                                   Unrelated
    ------------------------------------------------------------------------------------------------------
      Joe Houssian                                     Unrelated
    ------------------------------------------------------------------------------------------------------
      Gordon Keep                                      Related as Senior Vice President and Secretary
    ------------------------------------------------------------------------------------------------------
      Herbert Kloiber                                  Unrelated
    ------------------------------------------------------------------------------------------------------
      Howard Knight                                    Unrelated
    ------------------------------------------------------------------------------------------------------
      Morley Koffman                                   Unrelated
    ------------------------------------------------------------------------------------------------------
      Patrick Lavelle                                  Unrelated
    ------------------------------------------------------------------------------------------------------
      Andre Link                                       Related as President and as Chief Executive Officer
                                                       of Lions Gate Films Corp.
    ------------------------------------------------------------------------------------------------------
      Harald Ludwig                                    Unrelated
    ------------------------------------------------------------------------------------------------------
      Scott Paterson                                   Unrelated
    ------------------------------------------------------------------------------------------------------
      E. Duff Scott                                    Unrelated
    ------------------------------------------------------------------------------------------------------
      Harry Sloan                                      Unrelated
    ------------------------------------------------------------------------------------------------------

4. Appointment of a Committee responsible for appointment/assessment of directors.

    Our Corporate Governance Committee, comprised of four unrelated directors and one related director, is responsible for reviewing the proposed new members of our board of directors and establishing full criteria for board membership.

5. Implement a process for assessing the effectiveness of the Board, its Committees and individual directors.

     The Corporate Governance Committee will in the future be responsible for evaluating the performance of our board of directors as a whole, as well as that of the individual members of our board of directors.

6.    Provide orientation and education programs for new directors.

     Senior management is responsible for ensuring that there is in place an orientation and education program for new members of our board of directors.

7.    Directors examine the size of the Board.

     A board of directors must have enough directors to carry out its duties efficiently while presenting a diversity of views and experiences. The board of directors believes that its size and composition of eighteen members reflects diversity and promotes effectiveness.

8. Review the compensation of directors in light of risks and responsibilities.

     The board of directors, through its Compensation Committee, periodically reviews the adequacy and form of the compensation of directors.

9. Committees should generally be composed of outside directors, a majority of whom are unrelated.

     Our board of directors currently has an Audit Committee, a Compensation Committee and a Corporate Governance Committee, made up of four, four and five of the directors, respectively, all of whom are independent directors, except one member of the Corporate Governance Committee.

10. Appoint a Committee responsible for approach to corporate governance issues.

     Our Corporate Governance Committee is composed of five directors, including one related director, and is responsible for developing our overall approach to a corporate governance system that is effective in the discharge of the Company's obligations to the shareholders.

11. The Board should develop position descriptions for the Board and for the chief executive officer and the Board should approve or develop corporate objectives which the chief executive officer is responsible for meeting and assess the Chief Executive Officer against these objectives.

     To date, the Corporation has not developed position descriptions for the board of directors or the Chief Executive Officer. The board of directors currently sets our annual objectives which become the objectives against which the Chief Executive Officer's performance is measured.

12. Implement structures and procedures to enable the Board to function independently of management.

     With the board of directors consisting of both related directors and unrelated directors, the board of directors has not been able to function totally independently of executive management. However, in matters that require independence of the board of directors from management, only the unrelated board of directors members take part in the decision making and evaluation.

13. Establish an Audit Committee with a specifically defined mandate (all members should be financially literate and non-management directors).

     The Audit Committee is composed of four directors, all of whom are financially literate and independent directors. The Audit Committee has direct communication channels with the external auditors. See "Report of the Audit Committee", at page 17.

14. Implement a system to enable individual directors to engage outside advisors, at Corporation's expense.

     The Corporate Governance Committee can authorize any individual director to engage an outside advisor in appropriate circumstances.

                              CERTAIN TRANSACTIONS

Jon Feltheimer, our Chief Executive Officer, and Michael Burns, our Vice Chairman, each hold convertible preferred stock and options to purchase common stock of CinemaNow, a majority owned subsidiary, and have served on its board of directors since February 2000. Each of Mr. Feltheimer and Mr. Burns owns approximately 2% of the outstanding convertible preferred stock, and the options they own, which vest over a three-year term commencing March 1, 2000, are exercisable for less than 1% of the common stock of CinemaNow.

Michael Burns, our Vice Chairman, owns approximately a 40% interest in Ignite, LLC, which has entered into an agreement with us dated February 15, 2001 and amended on May 13, 2002. This agreement provides that Ignite would be paid a producer's fee and 15% of our Adjusted Gross Receipts for any project produced by us and developed through a development fund financed by Ignite.

Except as disclosed herein, none of our directors or officers, or affiliates of such persons, have or have had any material interest, direct or indirect, in any transaction since the commencement of our last completed fiscal year, or in any proposed transaction, which in either such case has materially affected or will materially affect us or any of our subsidiaries.

We are not aware of any conflicts of interest or other risks associated with any of the above transactions.

                               ACCOUNTANT'S FEES

During fiscal 2002, we retained our principal accountant, Ernst & Young LLP, and also retained PricewaterhouseCoopers LLP ("PwC") to provide services in the following categories and approximate amounts:

-------------------------------------------------------------------------
  -  Audit Fees (including fees to PwC):                       $1,600,000
-------------------------------------------------------------------------
  -  Financial Information Systems Design and Implementation
     Fees:                                                     $        0
-------------------------------------------------------------------------
  -  All Other Ernst & Young LLP Fees (consists primarily of accounting consulting, SEC filing support and other
     operational consulting support):                          $  180,000
-------------------------------------------------------------------------

The Audit Committee determined that Ernst & Young LLP's provision of non-audit services was compatible with maintaining Ernst & Young LLP's independence.

                                 OTHER BUSINESS

Our board of directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       /s/ Frank Giustra
                                       FRANK GIUSTRA
                                       Chairman of the Board

Vancouver, British Columbia
July 26, 2002

                         LIONS GATE ENTERTAINMENT CORP.
                        SUITE 3123, THREE BENTALL CENTRE
                595 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA
                                    V7X 1J1

               THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S
                               BOARD OF DIRECTORS

                                 COMMON SHARES

The undersigned holder of Common Shares of Lions Gate Entertainment Corp., a British Columbia company (the "Company"), hereby appoints Frank Giustra and Jon Feltheimer, and each of them, or in the place of the
foregoing,                             (print name), as proxies for the
undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Common Shares of the Company that the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of the Company, to be held at Hyatt Park Hotel, Hazelton Room, 4 Avenue Road, Toronto, Ontario, on Tuesday, September 10, 2002, at 11:00 a.m., local time, or at any adjournments or postponements thereof.

                          (CONTINUED FROM OTHER SIDE)

IF THE SHAREHOLDER DOES NOT WANT TO APPOINT THE PERSONS NAMED IN THE INSTRUMENT OF PROXY, HE SHOULD STRIKE OUT HIS NAME AND INSERT IN THE BLANK SPACE PROVIDED, THE NAME OF THE PERSON HE WISHES TO ACT AS HIS PROXY. SUCH OTHER PERSON NEED NOT BE A SHAREHOLDER OF THE COMPANY.

1. Election of Directors.

  The nominees proposed by the management of the Company are:

   Michael Burns            Gordon Keep
   Drew Craig               Morley Koffman
   Arthur Evrensel          Patrick Lavelle
   Jon Feltheimer           Andre Link
   Frank Giustra            Harald Ludwig
   Douglas M. Holtby        G. Scott Paterson
   Joe Houssian             E. Duff Scott

   Vote FOR [ ] the election of all the nominees listed above (EXCEPT THOSE WHOSE NAMES THE UNDERSIGNED HAS DELETED)

   WITHHOLD vote [ ]

2. Proposal to ratify the re-appointment of Ernst & Young LLP as the independent auditors for the Company.

   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting,
(ii) the Proxy Statement and (iii) the Company's 2002 Annual Report to Shareholders.

Dated:
--------------------------------------- , 2002

       ------------------------------------------------------------------
                                  (Signature)

       ------------------------------------------------------------------
                          (Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.